EXHIBIT 23.1



















































We have issued our report dated January 13, 1995, accompanying the financial statements of Brainerd International, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Copeland Buhl & Company P.L.L.P.


COPELAND BUHL & COMPANY P.L.L.P.

August 23, 1995